UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2022

Apollo Global Management, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41197	86-3155788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

On March 28, 2022, the Board of Directors (the “Board”) of Apollo Global Management, Inc. (“AGM”) (i) voted to increase the size of the Board to seventeen (17) directors, (ii) appointed Jessica Bibliowicz to fill the resulting vacancy, and (iii) appointed Ms. Bibliowicz to the Audit Committee of the Board (the “Audit Committee”). Ms. Bibliowicz’s appointments to the Board and the Audit Committee are expected to be effective as of March 31, 2022.

The Board has determined that Ms. Bibliowicz qualifies as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K, and as an independent director that is financially literate and has accounting and related financial management expertise as required by the listing standards of the New York Stock Exchange.

There are no actual or proposed transactions between Ms. Bibliowicz or any of her related persons and AGM that would require disclosure under Item 404(a) of Regulation S-K.

For her services as an independent director of the Board and member of the Audit Committee, Ms. Bibliowicz will be entitled to compensation in accordance with the independent director compensation and committee member compensation outlined under the caption “Director Compensation” in Item 5.02 of AGM’s Current Report on Form 8-K12B, filed with the Securities and Exchange Commission on January 3, 2022 (the “AGM 8-K12B”).

It is anticipated that Ms. Bibliowicz will enter into a standard indemnification agreement with AGM as more fully described under the caption “Indemnification Agreements” in Item 1.01 of the AGM 8-K12B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, INC.

Date: March 29, 2022	By:	/s/ John J. Suydam
John J. Suydam
Chief Legal Officer